UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   January 29, 2018
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On January 29, 2018, First Northern Community Bancorp issued a press release concerning financial results for the 4th quarter of 2017, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On January 29, 2018, First Northern Community Bancorp issued a press release concerning financial results for the 4th quarter of 2017, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2018	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer/Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated January 29, 2018

EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:         Louise A. Walker                                         January 29, 2018
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Reports Fourth Quarter 2017 Earnings
Net Income of $8.7 Million for Full Year
4% Stock Dividend Declared

Dixon, California - First Northern Community Bancorp (the "Company", OTCQB: FNRN), holding company for First Northern Bank ("First Northern" or the "Bank"), today reported year ended 2017 net income totaling $8.7 million, or $0.75 per diluted share compared to net income of $8.1 million, or $0.70 per diluted share for the year ended 2016, and net income totaling $0.9 million, or $0.08 per diluted share for the quarter ended December 31, 2017 compared to net income of $2.3 million, or $0.20 per diluted share for the quarter ended December 31, 2016.

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law. Among other changes, the new law provides a reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in the corporate income tax rate, the Company re-measured its net deferred tax asset in December 2017 (as was required given the law was enacted in 2017 even though the tax rate reduction did not take effect until 2018). This re-measurement resulted in a reduction in the value of our net deferred tax asset of $1.7 million, or $0.14 per diluted share, which was recorded as additional income tax expense for the fourth quarter of 2017.

Results for the year ended December 31, 2017 also include an after-tax gain of $728,000 or $0.06 per diluted share recognized in the first quarter 2017 related to the sale-leaseback of the land and building partially occupied by our Auburn Branch.

Total assets at December 31, 2017 were $1.22 billion, an increase of $51.0 million, or 4.4%, compared to December 31, 2016.  Total deposits were $1.10 billion at year end 2017, an increase of $41.0 million, or 3.9%, compared to December 31, 2016.  During 2017, total net loans (including loans held-for-sale) increased $67.1 million, or 10.0%, to $740.2 million. The Company continued to be "well capitalized" under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold at December 31, 2017.

Commenting on the Company's financial results, President & Chief Executive Officer Louise Walker stated, "2017 was another tremendous year for First Northern Community Bancorp.   We posted near record earnings, in spite of the increase of $1.7 million in tax expense we incurred from the necessary one-time re-measurement of our net deferred tax asset.  We experienced solid gains in net interest income, investment & brokerage services income, and mortgage-related income.  In addition, our relationship bankers were able to successfully attract many business clients coming from a number of local banks in our region that have recently been acquired.   First Northern Bank prides itself on having a Policy of Independence, adopted by its Board of Directors in 1996 to communicate the Company's intention of remaining an independent local community bank.  Our Policy of Independence is considered a definite competitive advantage, especially in today's environment."

The Company also reported that the Board of Directors recently approved the payment of a 4% stock dividend payable March 29, 2018 to shareholders of record as of February 28, 2018. All income per share amounts have been adjusted to give retroactive effect to the stock dividend.

First Northern Bank is an independent community bank that specializes in relationship banking.  The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County.  Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville and Auburn.  The Bank has a full-service Trust Department in Sacramento and a commercial lending office in Walnut Creek. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank's 10 branches. First Northern is rated as a Veribanc "Blue Ribbon" Bank for the earnings period ended September 30, 2017 (www.veribanc.com). The Bank can be found on the Web at www.thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release may include certain "forward-looking statements" about First Northern Community Bancorp and its subsidiaries (the "Company"). These forward-looking statements are based on management's current expectations, including but not limited to statements about market conditions and the anticipated impact of recent tax law changes and current expectations about strategic focus and competitive advantages, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company's reports filed with the SEC and available at www.sec.gov.
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